PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”), dated as of September 27, 2006 (the “Execution Date”), is made and entered into between W. B. OSBORN OIL & GAS OPERATIONS, LTD., d/b/a W.B. Osborn Oil & Gas Operations (“WBO”), and ST. JO PIPELINE, LIMITED, both Texas Limited Partnerships and both located at P.O. Box 8C, San Antonio, TX 78217, herein collectively called “Seller”, and Ignis Barnett Shale, LLC, a Texas limited liability company, 100 Crescent Court, 7th Floor, Dallas, TX 75201, herein called “Buyer”. Seller and Buyer are hereinafter sometimes individually referred to as a “Party” hereto and together as “Parties” hereto.

WHEREAS, Seller owns and WBO operates certain oil and gas producing properties and a related pipeline facility as more fully described herein; and

WHEREAS, Buyer desires to purchase and Seller desires to sell, pursuant to the terms hereof, an undivided interest in such properties and facility owned by Seller;

NOW, THEREFORE, in consideration of the mutual agreements, covenants, promises, and payments for which provision is herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties hereto, Buyer and Seller hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1    PURCHASE AND SALE. Seller agrees to sell and convey, and Buyer agrees to purchase, a forty-five percent (45%) undivided interest in Seller’s interest in and to the Properties (as defined in Paragraph 1.2), pursuant to the terms and conditions of this Agreement.

1.2    PROPERTIES. The Properties which are the subject of this Agreement, and in which said forty-five percent (45%) undivided interest is being herein conveyed, are comprised of all of the following (collectively, the “Properties”):

(a)    LEASES, WELLS, UNITS, AND LANDS. The interests described on Exhibit “A”, attached hereto and made a part hereof by this reference for all purposes, as to all depths and formations, in and to (i) the oil, gas and mineral leases listed on Exhibit “A” (collectively, the “Leases” and any of which, singularly, a “Lease”); (ii) the units, whether pooled, acreage spacing or proration units, or other allocations of acreage, and all rights associated therewith, which are applicable to the Leases and have been established by, or in accordance with (A) applicable contractual provisions regarding unitization, communitization, pooling, spacing or proration, or (B) applicable state or federal law (collectively, the “Units”); and (iii) the oil and/or gas wells, salt water disposal wells, and water wells (collectively, the “Wells”) located on either (A) the lands subject to the Leases or (B) the lands included within the lateral bounds of any of the Units (all of such lands being hereinafter called the “Lands”);

(b)    PRODUCTION. For each of the Leases, the interest set forth on Exhibit “A” corresponding to such Lease in and to all oil, gas, casinghead gas, condensate, distillate or other liquid or gaseous hydrocarbons (collectively, the “Hydrocarbons”), and other minerals which are in, under, upon, or produced from or allocable (or to be produced from or allocable) to that portion of the Lands attributable to such Lease (such Hydrocarbons and other minerals being hereinafter referred to as “Production”), including without limitation (i) Production constituting “line fill” and inventory below the pipeline connection in tanks, attributable to such interest described in Exhibit “A”, and (ii) the proceeds from the sale of such Production referenced in item (i), immediately above;

(c)    CONTRACTS. All farmout and farmin agreements, unitization or communitization agreements or orders, pooling agreements (or applicable governmental regulations or orders), unit declarations (or applicable governmental regulations or orders), division orders, transfer orders, gas sales or purchase contracts, crude oil purchase and sale agreements, agreements for the transportation of Production, agreements for the exchange of Hydrocarbons or Production, operating agreements, licenses and/or agreements to perform seismic testing, licenses to or agreements granting rights to the use of seismic data or other intellectual property relating to the Leases, the Lands, or both, contract operating agreements, unit operating agreements, participation agreements, processing agreements, options, or other agreements and instruments, including all amendments thereto and any agreements settling claims asserted thereunder) to the extent that the same relate, appertain, belong or are incidental to the Leases, the Lands, or both (collectively, the “Contracts”), including without limitation the Surface Leases, Operating Agreements, Pooling Declarations, Gas Contracts, and Miscellaneous Agreements (as those terms are defined in Exhibit “A”);

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(d)    FIXTURES, EQUIPMENT, AND ASSOCIATED PERSONAL PROPERTY. All fixtures and equipment attached or appurtenant to the Leases, the Lands, and/or the Wells, including, but not limited to, any water source wells, water wells, injection wells, tanks, tank batteries, pipelines, gas plants, disposal facilities, operating warehouses (including parts, supplies and other inventory items), buildings, structures, roads, power lines, telephone lines, field separators and liquid extractors, pumps, pumping units, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, appliances, cables, wires, towers, casing, tubing and rods, and gathering lines, to the extent that the same are used in connection with the ownership or operation of the Leases, the Wells, or both (collectively, the “Equipment”);

(e)    EASEMENTS. All lands, tenements, appurtenances, surface leases, easements, permits, licenses, servitudes and rights-of-way in any way appertaining, belonging, affixed or incidental to or used in connection with the ownership or operation of the Leases, the Wells, or both (collectively, the “Easements”), including without limitation the Pipeline Easements and Roadway Easements (as those terms are defined in Exhibit “A”);

(f)     FILES. Copies of all of the following (collectively, the “Files”): Seller’s lease files, land files, well files, division order files, transfer order files, abstracts, title opinions, curative, ownership reports, reports on divisions of interest, accounting records and other similar documents and records which relate to the Leases, the Lands, the Wells, the Units, the Production, the Hydrocarbons, the Contracts, the Equipment, the Easements, the Records (as that term is defined below), and/or the Remaining Interests (as that term is defined below), Buyer being entitled to inspect and review same during Buyer’s due diligence period as described hereinbelow, and to make copies of any documents contained therein as may be requested by Buyer;

(g)    RECORDS. Copies of all of the following (collectively, the “Records”): Seller’s geological, geophysical or seismic prospect maps, electric logs, survey maps, geological profiles, geological and geophysical interpretative data, production records, accounting records, engineering data, logs, core data, pressure data, decline curves and similar data, to the extent that the foregoing relate to the Leases, the Lands, the Wells, the Units, the Production, and/or the Hydrocarbons; and

(h)    REMAINING INTERESTS. Without limiting the generality of the foregoing, the interest of Seller, whether now owned or hereafter acquired by operation of law, in any of the above, even though such interest may be incorrectly described in or omitted from Exhibit “A” (collectively, the “Remaining Interests”), including, but not limited to, interests in or derived from all oil, gas and mineral leases and leaseholds, fee and mineral interests, overriding royalties and all other interests of whatsoever character, insofar as the same cover or relate to the Lands, even though said interests or Lands may be incorrectly described in or omitted from Exhibit “A”.

The term “Properties” shall not include, and Seller shall retain, all liability for all Litigation (as defined in Section 4.1[d]), if any, pending or threatened in writing before any court or governmental agency as of the date of Closing (as defined in Paragraph 7.1), to the extent it relates to the period of time prior to the Effective Date (collectively, the “Retained Obligations”).

1.3    EFFECTIVE DATE. The transfer of the Properties shall occur at Closing (as defined in Paragraph 7.1), effective as of 7:00 a.m. local Texas time, on June 1, 2006 (“Effective Date”).

1.4    ALLOCATION OF REVENUES AND EXPENSES:

(a)    ALLOCATION OF REVENUES AND EXPENSES PRIOR TO EFFECTIVE DATE. Seller shall receive all proceeds from the sale of Production physically produced prior to the Effective Date, and Seller shall be entitled to receive all other revenues and benefits attributable to the Properties accruing or relating to all periods before the Effective Date. Seller alone shall bear and be solely responsible for all expenses incurred with respect to the Properties relating to periods before the Effective Date.

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(b)    ALLOCATION OF REVENUES AND EXPENSES AFTER EFFECTIVE DATE. Subject to Paragraph 1.5 (a), (b) and (c) hereof, the working interest share (net revenue interest) of all proceeds from the sale of Production physically produced after the Effective Date, and all other revenues and benefits attributable to the Properties accruing or relating to all periods after the Effective Date shall be owned and received by Seller and Buyer in the proportions of Seller - fifty-five percent (55%) and Buyer - forty-five percent (45%). Likewise, all expenses incurred with respect to the Properties relating to all periods after the Effective Date shall be borne by Seller and Buyer in the same proportions.

(c)    AD VALOREM TAXES. WBO, as operator, shall be responsible for the payment of all ad valorem property taxes on the personal property and/or reserves which comprise a portion of the Properties. Such taxes shall be allocated between Buyer and Seller, with Seller being liable for all such taxes attributable to the period ending on the Effective Date and Buyer being liable for all Buyer’s prorata forty-five percent (45%) share of such taxes for the period beginning on the Effective Date, Seller being liable for Seller’s prorata fifty-five percent (55%) share of such taxes for the period beginning on the Effective Date. Following payment of said taxes by WBO, Seller shall bill Buyer for its said prorata share and Buyer shall promptly remit such payment to Seller. Ad valorem taxes based upon Production shall be allocated on the basis of the time when such Production physically occurred, without regard to the year in which such taxes were assessed, Seller being liable for taxes on production occurring prior to the Effective Date and each Party being liable for its respective prorata share (Seller - 55%, Buyer - 45%) of taxes on production occurring beginning on the Effective Date.

(d)    SURVIVAL. The provisions of this Section 1.4 shall survive the Closing.

1.5    OPERATION OF PROPERTIES AFTER EFFECTIVE DATE:

(a)    LEASEHOLD PROPERTIES ON WHICH SELLER OWNS LESS THAN 100%. Operations on Properties with existing Operating Agreements (being those as set forth on Exhibit “A” attached hereto) and on Properties where Seller owns less than one hundred percent (100%) working interest and Seller is contracted to enter into a certain form of Operating Agreement, will continue to be governed by those agreements, with the Exhibit “A’s” to such agreements revised to include Buyer’s working interest, Buyer hereby taking such interests in the Properties subject to said existing Operating Agreements.

(b)    LEASEHOLD PROPERTIES ON WHICH SELLER OWNS 100%. Operations on Properties where no Operating Agreement currently exists and Seller owns one hundred percent (100%) working interest, and on all new leasehold, if any, acquired jointly by Seller and Buyer will be governed by the form of Operating Agreement attached hereto as Exhibit “B”, a recordable Notice of which is attached hereto as Exhibit “B-1”, both exhibits being incorporated herein by this reference for all purposes.

(c)    PIPELINE PROPERTIES. Operations of that portion of the Properties comprising the pipeline and pipeline-related facilities will be governed by the Joint Ownership Agreement (with the Contract Operating Agreement attached thereto) attached hereto as Exhibit “C” and made a part hereof by this reference for all purposes, Buyer hereby taking such interests in the pipeline and pipeline-related facilities subject to said Joint Ownership Agreement and Contract Operating Agreement.

ARTICLE II
PURCHASE PRICE

2.1    PURCHASE PRICE AND EARNEST MONEY.

(a)    EARNEST MONEY. Contemporaneously with Buyer’s execution and delivery of this Agreement to Seller, but in no event later than 5:00 PM, September 28, 2006, Buyer shall deposit with Seller, by wire transfer to Seller’s account (being account number 010181838 in the name of W. B. Osborn Oil and Gas Operations at Frost National Bank of San Antonio, bank routing number 114000093) the sum of Fifty Thousand ($50,000.00) Dollars in funds immediately available to Seller before the close of business on September 28, 2006 (the “Earnest Money”). The Earnest Money will be applied to the Purchase Price, as defined in Paragraph 2.1 (b) hereinbelow if this transaction is closed as herein provided, and will otherwise be subject to the provisions of Section 7.1 and 7.4, below. Seller shall retain, disburse, apply, or otherwise deal with the Earnest Money as provided in this Agreement.

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(b)    PURCHASE PRICE. The purchase price for said forty-five percent (45%) interest in the Properties (“Purchase Price”) shall be the sum of Seventeen Million Six Hundred Thousand ($17,600,000.00) Dollars, to be paid by Buyer to Seller at Closing, in immediately available funds or in another manner acceptable to Seller, subject to adjustment at Closing as provided in this Paragraph 2.1, plus the sum of Eight Hundred Fifty Thousand ($850,000.00) Dollars, payable in thirty-six (36) monthly installments of Twenty Three Thousand Six Hundred Eleven ($23,611.00) Dollars each, beginning November 1, 2006, which shall be evidenced by, and further detailed in the Promissory Note attached hereto as Exhibit “D” and made a part hereof by this reference for all purposes, plus the commitment to fund additional lease acquisitions in the Area Of Mutual Interest, described in Exhibit “B”, (“AMI”) up to a total of Five Million ($5,000,000.00) Dollars, to be spent on behalf of both Seller’s and Buyer’s respective working interests hereunder, for a period of two (2) years, all as further defined, detailed and set forth in the Operating Agreement attached hereto as Exhibit “B”, under Article XVI.Q.

(c)    The Seventeen Million Six Hundred Thousand ($17,600,000.00) Dollars to be paid to Seller at Closing shall be reduced by the amount of:

(i)     Forty-five percent (45%) of the revenue received by Seller from the Effective Date to the date of Closing (as defined in Paragraph 7.1) and attributable to (a) the sale of Production attributable to Seller’s working interest and (b) fees collected by Seller for gas gathering, treating and transportation during such period;

(ii)    Forty-five percent (45%) of the Allocated Value of any Defective Interest, as determined pursuant to Article III;

(iii)   any reduction in value of the Properties resulting from the existence of any casualty defect occurring prior to Closing.

(d)    The Seventeen Million Six Hundred Thousand ($17,600,000.00) Dollars to be paid at Closing shall be increased by the amount of:

(i)     Forty-five percent (45%) of any capital expenditures which Seller has incurred and paid from the Effective Date to the date of Closing (as defined in Paragraph 7.1) with respect to the Properties, including, but not limited to, drilling, completion, and equipping costs on well(s) spudded after the Effective Date and gathering system pipeline extensions or improvements. It is understood and agreed that on any wells spudded after the Effective Date to the date of Closing (as defined in Paragraph 7.1), Buyer is considered a consenting party pursuant to the terms of the governing Operating Agreement.

(ii)    Forty-five percent (45%) of any expenses Seller has incurred and paid from the Effective Date to the date of Closing (as defined in Paragraph 7.1) with respect to the Properties, including, but not limited to, lease and pipeline operating expenses, pipeline right-of-way consideration, damage payments, regulatory compliance expenses, rig mobilization costs, administrative expenses, overhead expenses pursuant to applicable operation agreements, and all other costs or fees.

(e)    At the Closing, the Purchase Price shall be adjusted in accordance with Paragraph 2.1(c) and (d) above, based upon the best information and estimates then available. A post-Closing accounting shall thereafter take place, in accordance with the provisions of Paragraph 8.2, to arrive at a definite settlement of any discrepancies between the estimated and actual amounts of the items contained in Paragraph 2.1(c) and (d) above. All production of Hydrocarbons from the Properties and all fees collected for gas gathering, treating and transportation prior to the Effective Date, and all proceeds from the sale of such production, shall be the property of Seller. All such production attributable to working interests after the Effective Date, all proceeds from the sale thereof, and all fees collected for gas gathering, treating and transportation shall be the property of, owned and received by Seller and Buyer in the proportions of Seller - fifty-five percent (55%) and Buyer - forty-five percent (45%). Such allocation of production shall be made based upon the most reliable measurement method or allocation calculation information available and mutually acceptable to the Parties. Buyer shall pay Seller for 45% of the Hydrocarbons in inventory, including “line fill” and inventory below pipeline connections in tanks, at the Effective Date at Seller’s posted field price for Hydrocarbons of like grade and gravity in the field at the Effective Date.

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ARTICLE III
INFORMATION AND ACCESS

3.1    TITLE INFORMATION

(a)    RECORDS TO BE PROVIDED. From the date of this Agreement until Closing, Buyer (and any person designated by Buyer) shall have reasonable access to the following records relating to the Properties:

(i)     all title opinions, title curative material, title reports, run sheets, title policies and abstracts of title in the possession of Seller;

(ii)    all Leases, water rights arrangements, conveyances of interests relating to the Leases, unit declarations, division and transfer orders, mortgages, deeds of trust, security agreements, chattel mortgages, financing statements and all other instruments affecting title to or the operation or value of the Properties in the possession of Seller;

(iii)   all rentals, royalties, shut-in gas royalty receipts and receipts with respect to other payments attributable to the Leases, or other documents or information relating to or reflecting payment of the foregoing in the possession of Seller;

(iv)   records reflecting assessment or payment of all ad valorem, property, production, severance, or other similar taxes and assessments against the Properties based on or measured by the ownership of Property or the production of Hydrocarbons or the receipt of proceeds therefrom in the possession of Seller;

(v)    all lease records and data sheets relating to the Leases and to bonuses and rentals payable thereunder in the possession of Seller;

(vi)   all Contracts and all correspondence or other documents relating to the Properties in the possession of Seller;

(vii)      all instruments relating to the Easements in the possession of Seller;

(viii)    all pleadings, briefs, motions and similar documents filed with any court, arbitration panel, federal or state government agency, or other tribunal, and all correspondence related thereto, in connection with any lawsuit, arbitration, or administrative proceedings affecting either Seller or any of the Properties in the possession of Seller;

(ix)   all ownership maps, plats, and surveys relating to the Properties in the possession of Seller;

(x)    all seismic, geological and geophysical, engineering and reserve data in the possession of Seller;

(xi)   an inventory of all personal property and fixtures included within the Properties in the possession of Seller;

(xii)      all bonds and other policies of insurance obtained by Seller relating to the operation of the Properties in the possession of Seller;

(xiii)        all plans for exploration  and development, applications, inspection reports, environmental impact statements, assessments and studies, permits, licenses, orders, consents, notices, correspondence, and other statements and instruments pertaining to environmental matters and requirements that have been filed with or supplied to or by a local, state or federal body, authority or agency which relate to the Properties in the possession of Seller; and

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(xiv)        all production records, and all other books, records, information, contracts and documents (including but not limited to records relating to accounting and engineering data) relating to the Properties in the possession of Seller.

(b)    OTHER INFORMATION. From date of this Agreement until Closing, Seller shall provide Buyer (and any person designated by Buyer) with reasonable access, at Buyer’s sole risk, cost and expense, to the Properties, including but not limited to the Files, the Records, the Lands, and the Wells.

(c)    ACCESS TO INFORMATION. Seller’s obligations under Paragraph 3.1 (a) and (b) shall be limited only to such matters, data and information as are in Seller’s actual possession, or to which Seller has reasonable access. Seller shall use all reasonable diligence to secure copies of any such information to which Seller has access or to which it is legally entitled except to the extent that it is prohibited from doing so by any agreement or contract to which it is a party; provided that Seller shall use all reasonable diligence to obtain the waiver of any such prohibition.

3.2    TITLE DEFECTS. Exhibit “A” contains, among other information, a schedule of the Leases. The Leases are organized according to the respective portions of the Lands covered thereby. Each Lease is identified by a serial number. The first four digits in each serial number are the same for each of the Leases (being “0506”), representing the general area in Montague County and/or Cooke County in which the Lands are located. The following three digits represent a distinct parcel out of the Lands covered by the Lease. (Note that the first four digits and following three digits are separated by a hyphen.) In those instances where a serial number ends with a capital letter, the capital letter designates a specific Lease in a group of Leases that cover a distinct parcel out of the Lands. By way of example, Lease number 0506-005A is one of two Leases (the other being 0506-005B) which purport to cover 640 acres of land out of the B.B.B.&C. R.R. Co. Survey, Abstract No. 91, Montague County, Texas. The digits “005” indicate the distinct parcel comprised of that 640 acres. For the purposes of this Agreement, the parcel out of the Lands represented by the three digits following the hyphen in each serial number shall be referred to herein generically as a “Parcel”; provided, however, that with respect to Lease No. 0506-006A, the term “Parcel” shall refer to each of the specified acreage amounts set forth in the Lease Interest Table (as that term is defined below) in Exhibit “A”. When there is only one Lease covering a Parcel, its serial number will not contain a capital letter, thus indicating that it is the only Lease covering that identified Parcel. Each group of Leases which covers lands out of the same distinct Parcel is referred to herein as a “Group” of Leases; provided, however, that (i) when only one Lease covers a distinct Parcel, it will still be referred to herein as a “Group” of the Leases, even though in that instance the “Group” is only comprised of one Lease, and (ii) Lease Nos. 0506-006A and 0506-006B will each constitute a separate and distinct “Group”. Following the Schedule of Leases on Exhibit “A” is a table setting forth the “Net Revenue Interest” and “Working Interest” covered by and/or attributable to each Group of Leases (the “Lease Interest Table”)

(a)    For the purpose of the Agreement, “Defensible Title” shall mean as to the Properties and each of them, such title which

(i)     is free and clear (except for Permitted Encumbrances [as that term is defined below]) of mortgages, liens, security interests, pledges, charges, encumbrances, claims, limitations, irregularities, burdens or defects, and (A) is otherwise only subject to contractually binding arrangements which are conventional and which are customarily experienced in the oil and gas industry and (B) is not subject to any matters which will result in a breach of any warranty or representation made by Seller hereunder;

(ii)    as to each Group of Leases, entitles Seller to receive (and, but for the transaction contemplated by this Agreement, continue to receive) not less than the “Net Revenue Interest” corresponding to such Group (as set forth in the Lease Interest Table in Exhibit “A”) of all Hydrocarbons produced, saved, and marketed from, and attributable to, the Parcel covered by such Group, after deducting all royalty, overriding royalty and other leasehold burdens;

(iii)   as to each Group of Leases, obligates Seller to bear costs and expenses relating to the maintenance, development and operation of the Parcel covered by such Group in an amount not greater than the “Working Interest” corresponding to such Group (as set forth in the Lease Interest Table in Exhibit “A”);

(iv)   is free of any default by Seller under a material provision of a lease, agreement or other contract affecting the Properties; and

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(v)    does not represent rights or interests that are subject to being reduced by virtue of the exercise by a third party of a reversionary, back-in or similar right.

(b)    For purposes of this Agreement, “Permitted Encumbrances” shall mean (i) any liens encumbering the Properties which are required herein to be released by Seller at the time of the Closing and (ii) any valid and subsisting contracts for the purchase of production from the Property;

(c)    For the purposes of this Agreement, “Title Defect” shall mean any encumbrance, encroachment, irregularity, defect in, or objection to Seller’s title to any of the Properties (expressly excluding Permitted Encumbrances), that alone or in combination with other defects renders Seller’s title thereto less than Defensible Title.

(d)    “Defective Interest” shall mean

(i)     that portion of the Properties affected by a Title Defect;

(ii)    that portion of the Properties materially and adversely affected by Seller’s noncompliance with the material laws, rules, regulations, ordinances or orders of any governmental agency or authority having jurisdiction over any portion of the Properties;

(iii)   that portion of the Properties with respect to which any preferential right to purchase is exercised unless Buyer elects to receive the consideration received from the exercise of such preferential right to purchase;

(iv)   that portion of the Properties affected by any suit, action or other proceeding before any court or government agency that would result in substantial loss or impairment of Seller’s title to any material portion of the Properties, or a material portion of the value thereof; or

(v)    that portion of the Properties with respect to which Seller has the obligation under a take-or-pay contract to deliver gas without receiving full payment at the time of delivery, or with respect to which Seller has produced more than its share of gas thereby creating an imbalance unless Buyer and Seller can agree to an appropriate adjustment to the Purchase Price.

3.3    NOTICE AND ALLOCATION OF VALUE REGARDING TITLE DEFECTS:

(a)    NOTICE OF TITLE DEFECT. Buyer shall give Seller notice of Defective Interests (a “Defect Notice”) not later than ten days prior to the date of Closing (as defined in Paragraph 7.1). A Defect Notice shall be in writing and shall include (i) a description of the Defective Interest, (ii) a general explanation of the reason Buyer believes such portion of the Properties constitutes a Defective Interest, and (iii) the allocation of that portion of the Purchase Price affected by the Defective Interest (the “Allocated Value”) such allocation of value being proposed in accordance with the provisions of Sections 3.3(b) and/or (c) hereinbelow, as applicable. Buyer shall be deemed to have waived all Defective Interests of which Seller has not been so given such Defect Notice. On or before the expiration of five (5) days following Buyer’s delivery of a Defect Notice to Seller, Seller shall give written counter-notice to Buyer that it (i) intends to cure the asserted Defective Interest, (ii) does not intend to cure the Defective Interest, or (iii) disagrees that either the asserted Defective Interest exists and/or that the Allocated Value for the Defective Interest set forth in the Defect Notice is accurate. If Seller gives counter-notice of intent to cure such asserted Defective Interest, it shall have a period of thirty (30) days following delivery of Buyer’s Defect Notice (the “Cure Period”) to cure such asserted Defective Interest at its own expense; provided, however, that (i) the date of Closing (as defined in Paragraph 7.1) will not be extended as a result of such procedure, or as a result of arbitration with respect to the Allocated Value of the asserted Defective Interest (if applicable); and (ii) if Seller is unable to cure the asserted Defective Interest on or before the expiration of the Cure Period, the Allocated Value of the Defective Interest (as set forth in the Defect Notice or as determined via arbitration, as applicable) will be handled in a post-closing adjustment in Buyer’s favor pursuant to Section 8.2 hereinbelow. If Seller gives counter-notice that is does not intend to cure the Defective Interest, the Purchase Price shall be adjusted pursuant to Section 2.1(c)(ii), above, by the Allocated Value of the Defective Interest as set forth in the Defect Notice. If Seller gives counter-notice that it either disagrees there is a Defective Interest or disagrees with the Allocated Value set forth in the Defect Notice, then the existence and/or the Allocated Value thereof (and hence the amount of the post-closing adjustment in Buyer’s favor pursuant to Section 8.2, below, as a result of the Defective Interest ), as the case may be, will be determined by arbitration pursuant to Section 3.5, below without any delay in Closing. The failure of Seller to deliver written counter-notice shall be deemed to be (i) an admission of the existence of such Defective Interest and a waiver of its right to cure such Defective Interest (which waiver shall be deemed to be an intent to not cure), and (ii) an admission that the Allocated Value of the Defective Interest, and hence the amount by which the Purchase Price will be reduced pursuant to Section 2.1(c)(ii) because of the Defective Interest should Buyer elect to proceed, is the amount stated in Buyer’s Defect Notice relating thereto.

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(b)    ALLOCATION OF VALUE REGARDING TITLE DEFECTS RELATING TO LEASES, WELLS, LANDS, AND UNITS. Each Lease by its terms covers a specific number of gross acres; and each of the Wells has a number of acres allocated to such Well pursuant to proration rules promulgated by the Texas Railroad Commission. Acreage so allocated to a Well is considered herein to be Proved Developed Producing acreage (“PDP”). All remaining acreage is considered herein to be Proved Undeveloped acreage (“PUD”). With respect to PUD, the Net Acreage (herein so called) in each separate tract covered by a given Lease shall be equal to the product of (i) the amount of gross acreage included within the separate tract, multiplied by (ii) the undivided interest in the mineral fee estate in such tract covered by the Lease, multiplied by (iii) Seller’s working interest in the Group of Leases of which the Lease is a part as reflected on Exhibit “A”. With respect to PDP, the Beneficial Acreage (herein so called) in each separate tract covered by a given Lease that has been allocated to a Well pursuant to proration rules promulgated by the Texas Railroad Commission shall be equal to the product of (i) the amount of gross acreage included within such separate tract, multiplied by (ii) the undivided interest in the mineral fee estate in such tract covered by the Lease, multiplied by (iii) Seller’s net revenue interest in the Group of Leases of which the Lease is a part as reflected on Exhibit “A”. Beneficial Acreage attributable to a PDP is hereby assigned a value of Five Thousand Four Hundred and Four ($5,404.00) Dollars per acre, and Net Acreage attributable to a PUD is hereby assigned a value of Five Thousand Five Hundred Seventy-Six ($5,576.00) Dollars per acre. The Allocated Value of a Defective Interest, insofar as it affects PUD, shall be determined by multiplying the Net Acreage affected by such Defective Interest by Five Thousand Five Hundred Seventy-Six ($5,576.00) Dollars. The Allocated Value of a Defective Interest, insofar as it affects PDP shall be determined by multiplying the Beneficial Acreage affected by the Defective Interest by Five Thousand Four Hundred and Four ($5,404.00) Dollars.

(c)    ALLOCATION OF VALUE REGARDING TITLE DEFECTS RELATING TO PROPERTIES OTHER THAN LEASES, WELLS, LANDS, AND UNITS. Notwithstanding the above, Buyer shall propose the Allocated Value of a Defective Interest in the exercise of its reasonable business judgment whenever either (i) a Defective Interest relates to Properties other than Leases, Wells, Lands, or Units, or (ii) in the exercise Buyer’s reasonable business judgment, the allocation formula set forth in Section 3.3(b), above, either cannot be applied accurately to the Defective Interest in question or results in an allocation of value to the Defective Interest which is unfair and/or inaccurate; provided, however, that prior to proposing the Allocated Value pursuant to this Section 3.3(c) and if time permits, Buyer shall use its reasonable business efforts to consult with Seller about the Allocated Value to see if a consensus can be reached regarding its amount.

3.4    REMEDIES FOR TITLE DEFECTS. Subject to Buyer’s termination rights set forth in Section 3.6, below, with respect to any Defective Interest, the Purchase Price shall be reduced in accordance with Section 2.1(c)(ii) hereof by an amount equal to the Allocated Value thereof, determined in accordance with Section 3.3, unless (i) prior to expiration by the Cure Period, the basis for treating such Properties as Defective Interests has been removed, or (ii) the existence of the Defective Interest and/or the Allocated Value thereof is being determined by arbitration pursuant to Section 3.5 hereof, in which case Buyer shall receive a post-closing adjustment pursuant to Section 8.2. If the parties disagree as to whether the basis of an asserted Defective Interest has been eliminated, the matter shall be submitted to the arbitrator pursuant to Section 3.5 hereof. In determining which portions of the Properties are Defective Interests, it is the intent of the parties to include, when possible, only that portion of the Properties affected by the defect.

3.5    ARBITRATION PROCEDURES. If any matter is required to be arbitrated, such arbitration shall be conducted as set forth in this Section 3.5.

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(a)    The parties shall jointly select a mutually acceptable person as the sole arbitrator under this Agreement. If the parties are unable to agree upon the designation of a person as arbitrator, then either Seller or Buyer, or both of such parties, may in writing request the judge of the United States District Court for the Western District of Texas senior in term of service to appoint a qualified arbitrator.

(b)    Any arbitration hearing shall be held at a place in San Antonio, Texas, acceptable to the arbitrator.

(c)    The arbitrator shall settle disputes regarding existence and value of Defective Interests and Seller’s attempts to cure any Title Defect in accordance with the Texas General Arbitration Act and the Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of such act and the terms hereof. Such arbitrator shall hear all arbitration matters arising hereunder. The decision of the arbitrator shall be binding upon the parties, and may be enforced in any court of competent jurisdiction. Seller and Buyer, respectively, shall bear their own legal fees and other costs incurred in presenting their respective cases. The charges and expenses of the arbitrator shall be shared equally by Seller and Buyer.

(d)    The arbitration shall commence within ten days after the arbitrator is selected as set forth in Section 3.5(a), above. In fulfilling his duties hereunder, the arbitrator shall be bound by the terms of this Agreement. In fulfilling any of his arbitration duties, the arbitrator may consider such other matters as in the opinion of the arbitrator are necessary or helpful to make a proper evaluation. Additionally, the arbitrator may consult with and engage disinterested third parties, including without limitation petroleum engineers, attorneys and consultants, to advise the arbitrator.

(e)    If any arbitrator selected hereunder (whether selected by Seller and Buyer or the senior judge) should die, resign or be unable to perform his duties hereunder, the parties or senior judge (or such judge’s successor selecting such arbitrator) shall select a replacement arbitrator. The aforesaid procedure shall be followed from time to time as necessary.

3.6    TERMINATION RIGHT. If Buyer determines in the exercise of its sole discretion that the Properties are unsuitable for its purposes for any reason, or for no reason at all, Buyer may, upon written notice to Seller delivered no later than four (4) business days prior to the date of the Closing, cancel and terminate this Agreement, in which event this Agreement shall be of no further force and effect, neither party thereafter having any further claim, obligation, or rights hereunder, provided, however that (i) Buyer shall still comply with the provisions of Section 10.3, (ii) Buyer shall remain obligated under the terms of the Confidentiality Agreement heretofore executed between the parties, and (iii) Seller shall retain the Earnest Money as provided in Paragraph 7.4 hereinbelow.

3.7    SCOTT AND PAYNE TITLE OPINIONS. Prior to Closing, Seller shall use its reasonable business efforts to obtain the following (collectively, the “Pending Title Opinions”) from a licensed attorney at law: (i) a drilling title opinion or opinions, addressed to both WBO and Buyer, covering that portion of the Lands covered by the Group of Leases designated on Exhibit “A” as Group 0506-011 (collectively, the “Scott Title Opinions”), and (ii) a drilling title opinion or opinions, addressed to both WBO and Buyer, covering that portion of the Lands covered by the Group of Leases designated on Exhibit “A” as Group 0506-013 (collectively, the “Payne Title Opinions”). Buyer agrees to pay Seller 45% of the cost of obtaining the Pending Title Opinions. If Seller receives an invoice or invoices for the costs of any of the Pending Title Opinions prior to the date of Closing, the Purchase Price shall be adjusted pursuant to Section 2.1(c); and Buyer shall pay its share of the cost of any of the Pending Title Opinions for which invoices have not been received by Seller prior to Closing, pursuant to the provisions of the Model Form Operating Agreement executed by Buyer and Seller in the form attached hereto as Exhibit “B”, pursuant to Section 7.3(g), below.

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(a)    Buyer shall have the following review rights for any of the title opinions constituting the Pending Title Opinions, and these rights may be exercised by Buyer from time to time upon its receipt of any of said Pending Title Opinions. Upon Buyer’s receipt of any of the Pending Title Opinions, Buyer shall have ten (10) business days to review the title opinion following Buyer’s actual receipt. Buyer shall give Seller notice of any Defective Interest (any such notice being referred to herein as a “Post-Closing Defect Notice”) on or before the expiration of such ten-business-day period. A Post-Closing Defect Notice shall contain the same information required for a Defect Notice, as discussed in Section 3.3, above, including the Allocated Value determined in accordance with the provisions of Sections 3.3(b) and/or (c), above, as applicable. For each of the Pending Title Opinions received by Buyer, Buyer shall be deemed to have waived all Defective Interests of which Seller has not been so given such Post-Closing Defect Notice. On or before the expiration of five (5) days following Buyer’s delivery of a Post-Closing Defect Notice to Seller, Seller shall give written counter-notice to Buyer that it (i) intends to cure the asserted Defective Interest, (ii) does not intend to cure the Defective Interest, or (iii) disagrees that either the asserted Defective Interest exists and/or that the Allocated Value for the Defective Interest set forth in the Post-Closing Defect Notice is accurate. If Seller gives counter-notice of intent to cure such asserted Defective Interest, it shall have a period of thirty (30) days following delivery of Buyer’s Post-Closing Defect Notice (the “Post-Closing Cure Period”) to cure such asserted Defective Interest at its own expense (and such expense shall not be charged to Buyer’s account in any operating agreement to which Buyer is a party); provided, however, that, if Seller is unable to cure the asserted Defective Interest on or before the expiration of the Post-Closing Cure Period, the Allocated Value of the Defective Interest (as set forth in the Post-Closing Defect Notice or as determined via arbitration, as applicable) will be handled in a post-closing adjustment in Buyer’s favor pursuant to Section 8.2 hereinbelow. If Seller gives counter-notice that it does not intend to cure the Defective Interest, the Allocated Value of the Defective Interest (as set forth in the Post-Closing Defect Notice or as determined via arbitration, as applicable) will be handled in a post-closing adjustment in Buyer’s favor pursuant to Section 8.2 below. If Seller gives counter-notice that it either disagrees there is a Defective Interest and/or disagrees with the Allocated Value set forth in the Post-Closing Defect Notice, then the existence and/or the Allocated Value thereof, as the case may be, will be determined by arbitration pursuant to Section 3.5, above. The failure of Seller to deliver counter-notice shall be deemed to be (i) an admission of the existence of such Defective Interest and a waiver of its right to cure such Defective Interest (which waiver shall be deemed to be an intent to not cure), and (ii) an admission that the Allocated Value of the Defective Interest is the amount stated in Buyer’s Post-Closing Defect Notice relating thereto.

(b)    The provisions of this Section 3.7 shall survive the Closing.

3.8    DISCLOSURE OF EXPENDITURES AND MATERIAL TRANSACTIONS. Prior to Closing, Seller shall deliver to Buyer (i) a list of all capital expenditures and commitments to make capital expenditures in excess of Twenty-Five Thousand ($25,000.00) Dollars individually, or Seventy-Five Thousand ($75,000.00) Dollars in the aggregate, net to Seller’s interest, with respect to the Properties, which Seller has made since the Effective Date, and (ii) a list of all material transactions, contracts, and commitments entered into by Seller with respect to the Properties since the Effective Date which are outside the ordinary course of business.

3.9    AFFILIATES OF SELLER. Buyer acknowledges that Seller has disclosed to it that all or part of Seller’s interest in the Properties is owned as nominee for one or more Osborn family related Affiliates of Seller. On or before the third (3rd) business day prior to the date of Closing, Seller shall provide to Buyer (i) documentation establishing the nature of the relationship between Seller and each Osborn family related Affiliate which owns any beneficial or equitable interest in the Properties, and (ii) an instrument, in such form as Buyer shall approve (which approval shall not be unreasonably withheld, delayed, or conditioned), in recordable form, which (A) binds each Osborn family related Affiliate which owns any beneficial or equitable interest in the Properties, and (B) acknowledges that Seller has the right under this Agreement to bind such Affiliate’s interest in the Properties, and convey such interest, in the sale to Buyer contemplated by this Agreement and consummated at the Closing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1    SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that:

(a)    QUALIFICATION. Seller is a legally created business entity and is not subject to any legal incapacity or limitation to enter into this Agreement and consummate the transactions contemplated herein.

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(b)    AUTHORITY. Seller has all requisite power and authority to own the Properties, to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will not violate or conflict with (i) any agreement or instrument (including but not limited to the Contracts) to which Seller is a party or is bound or to which any of the Properties is subject, or (ii) any judgment, decree, order, statue, rule or regulation applicable to Seller or to any of the Properties. No consents of third parties, whether private, judicial, or governmental, to the sale of any of the Properties are required under any agreement or instrument (including but not limited to the Contracts) to which Seller is a party or is bound or to which any of the Properties is subject, nor does any person have any call upon, option to purchase, preferential right to purchase, or similar rights with respect to the Properties or the Production.

(c)    EXECUTION OF AGREEMENT AND CLOSING DOCUMENTS. This Agreement has been duly authorized, executed, and delivered on behalf of Seller, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller in accordance with their terms, subject, however, to (i) the effects of bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and (ii) general equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

(d)    LITIGATION AND UNDISCLOSED LIABILITIES. No demand, claim, suit, action, insolvency case or proceeding, or other proceeding (collectively, “Litigation”) is pending or, to the best of Seller’s knowledge, threatened before any court or governmental agency which might (i) result in impairment or loss of Seller’s title to any part of the Properties or the value thereof; (ii) hinder or impede the operation of the Properties; or (iii) hinder, impede, or prevent Seller from being able to consummate the transactions contemplated by this Agreement.

(e)    TITLE TO THE PROPERTIES. Seller has good and Defensible Title to the Properties, free and clear of all liens, encumbrances and burdens, except for the Permitted Encumbrances.

(f)     LEASES. The Leases (i) are in full force and effect and shall continue for so long as Hydrocarbons are produced from the Lands in commercial quantities, (ii) are valid and subsisting, and (iii) cover the Lands and the entire estates which they purport to cover as to all depths. All royalties and other amounts due and owing under the Leases (including, but not limited to, shut-in royalties, delay rentals, and payments in respect of damages to the surface of the Lands) have been timely paid in full. Seller has complied with the provisions of the Leases, and there are no defaults thereunder, nor has Seller been advised by any person of (A) an uncured default under the Lease or, (B) the termination of any lease (whether because of cessation of production in commercial quantities or otherwise). Production in commercial quantities is being obtained from all of the Hydrocarbon producing Wells, and no Wells have been plugged or abandoned.

(g)    VALIDITY OF CONTRACTS. The Contracts and Easements are in full force and effect, are valid and subsisting and cover the entire estates or rights that they purport to cover. Seller has not been advised of a default under any Contract or Easement, and there are no joint interest audits being conducted, nor any disputes with any joint interest owners in any of the Properties pursuant to the terms of any Contract.

(h)    PREPAYMENTS REGARDING PRODUCTION. Seller is not obligated, by virtue of a “take or pay” or other prepayment arrangement, a gas balancing agreement, a gas balancing arrangement, or similar provision in any contract for the sale of Hydrocarbons, to deliver Hydrocarbons produced from the Properties at some future time without receiving full payment therefor. Other than line fill, no natural gas included in the Production and physically produced (but not sold) before the Effective Date is in storage and there are no gas imbalances

(i)     NO OVERCHARGES. To the best of Seller’s knowledge and belief, Seller has not charged or received any proceeds from the sale of Production in excess of the amounts permitted under applicable laws, rules and regulations of the United States Government or any state government, including, but not limited to, the rules and regulations promulgated by the FERC, the Department of Energy (“DOE”) and all predecessor agencies of the DOE. Seller has no actual or asserted liability, or, to the best knowledge of Seller, no potential liability, for the refund of any such amounts or any interests or penalties thereon.

(j)     PAYMENT OF TAXES. Any and all ad valorem, production, severance and similar taxes and assessments based on or measured by the ownership of real or personal property, reserves attributable to the Properties, the production of Hydrocarbons, or the receipt of proceeds therefrom for all years prior to the year in which this Agreement is executed have been properly paid, and all such taxes and assessments which become due and payable prior to the Closing shall be properly paid by Seller. There are no assessed tax deficiencies against Seller, the Properties or the Production and no audits presently being conducted by any federal, state or local authority regarding taxes allegedly due and owing by the Seller and affecting the Properties or the Production.

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(k)    BROKERS’ FEES. Seller has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees in respect of this transaction for which Buyer shall have any responsibility whatsoever, and Seller hereby indemnifies and holds Buyer harmless from and with respect to any such brokers’ or finders’ fees alleged to have been incurred by Seller.

(l)     REVENUE AND WORKING INTERESTS. Each Group of Leases entitles Seller, and shall entitle Buyer after its purchase, to receive not less than forty-five percent (45%) of the Net Revenue Interest, set forth for such Group of Leases in the Lease Interest Table on Exhibit “A”, of all Hydrocarbons produced, saved, and marketed from, and attributable to, the Parcel covered by such Group, and Seller is currently receiving from all purchasers of Hydrocarbons produced, saved, and marketed from, and attributable to, each currently producing Parcel represented in the Lease Interest Table, no less than the Net Revenue Interest set forth for the Group of Leases covering such Parcel, without suspense or indemnity other than the normal division order (i.e., a division order containing no information other than that allowed by Section 91.402 of the Texas Natural Resources Code). Each such Net Revenue Interest is not subject to reduction by virtue of (A) the exercise of any reversionary, back-in, or other similar rights in favor of third persons, or (B) any change in payout status. For each Group of Leases, Seller’s obligation, and Buyer’s obligation after its purchase, to bear costs and expenses relating to the development of and operations on, the Leases, Lands and Wells thereon is not, and through the plugging, abandonment and salvage of such Wells, shall not, be greater than the “Working Interest” set forth for such Group of Leases in the Lease Interest Table in Exhibit “A”. As used in this Agreement, the term “Net Revenue Interest” shall mean a share of the proceeds of the sale of Hydrocarbons, expressed as a percentage or decimal fraction, from or allocable to a Lease and the Lands described therein, or to a Unit, or to a Well, net of all landowner’s royalties, overriding royalties, production payments or other burdens or other non-operating interests attributable thereto. As used in this Agreement, the term “Working Interest” shall mean the ownership of an interest, expressed as a percentage or decimal fraction, in a Lease and the Lands described therein, or in a Unit, or in a Well, that correspondingly expresses a share of the costs of operations, development, or production to be borne by the owner of such interest. It is understood and agreed, with regard to the Working Interests and Net Revenue Interests shown in the Schedule of Wells, Working, Interest, and Net Revenue Interest on Exhibit “A”, that those are the interests established in the Wells shown on Exhibit “A”, and that in future wells drilled on currently undeveloped Leases, those interests may vary slightly given the leasehold involved in future development; however, the Net Revenue Interests will be calculated based on the leasehold burdens of record existing as of the Effective Date.

(m)   COMPLIANCE WITH APPLICABLE LAWS. To the best of Seller’s knowledge, Seller has complied with all laws, regulations and orders of all governmental agencies having jurisdiction over the Properties, including, but not limited to, all state, federal and local environmental laws, all applicable permitting procedures for the drilling or operation of oil and gas wells, and all applicable laws regarding the spacing, completion and bottoming of wells, the disposal of water therefrom, the prorating of production therefrom, and all other conservation matters, and Seller will continue to comply therewith from the date hereof through Closing. Without limiting the generality of the foregoing, no Well is shut in, curtailed or otherwise subject to penalties on allowables because of any overproduction which would prevent the full legal and regular allowable (including maximum permissible tolerance), as prescribed by any court or federal, state or local governmental body or agency, to be assigned to any such Well.

(n)    NO LIABILITIES. At the Closing, Seller shall deliver to Buyer a schedule setting forth all costs and expenses which Seller has incurred with respect to the Properties between the Effective Date and the date of Closing (as defined in Paragraph 7.1), along with supporting data reasonably satisfactory to Buyer with respect to such costs and expenses. However, it is specifically understood and agreed that such schedule shall not change Buyer’s and Seller’s rights under Paragraph 8.2 (settlement for Interim Period revenues and liabilities).

(o)    TRANSFER OF PROPERTIES. Seller acknowledges that the transfer of the interest in the Properties contemplated hereby is being made in the ordinary course of its business affairs and according to ordinary business terms. Such transfer (i) has not been made with intent to hinder, delay or defraud any entity to which Seller was or shall be indebted and (ii) has been made for reasonably equivalent value in exchange for the interest.

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(p)    EASEMENTS. The Properties include all Easements and rights of ingress and egress and other rights necessary for operations currently conducted on the Leases and for the production, treating, storing, marketing or transportation of Hydrocarbons.

(q)    SUITABILITY OF PERSONAL PROPERTY. Except as otherwise expressly provided herein, and with respect to the personal property and equipment described herein which is located on or used in connection with the Properties, Seller makes no representation, warranty or covenant, express or implied. With respect to all such personal property and equipment included in this transaction, any IMPLIED WARRANTY OF MERCHANTABILITY or IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY NEGATED.

(r)     CONDEMNATION. Neither the whole nor any portion of the Properties has been condemned, requisitioned or otherwise taken by any public or private authority and, to the best of Seller’s knowledge, no such condemnation, requisition or taking is threatened or contemplated.

(s)    INSURANCE. Any policies of fire, casualty, liability, burglary, fidelity, workers’ compensation or other forms of insurance are in amounts adequate to insure the Properties, all premiums due and payable for such insurance have been duly paid and such policies or extensions or renewals thereof in such amounts shall be outstanding and duly in force without interruption from the date of this Agreement to the date of Closing (as defined in Paragraph 7.1) and thereafter.

(t)     NO MATERIAL OMISSION. Seller has provided Buyer access to Seller’s files, and access to and an opportunity to review complete and accurate copies of all Contracts and amendments thereto affecting the Properties. Set forth on Exhibit “A” hereto is a list and description, complete and accurate in all material respects, of the Lands, Leases, Wells, Easements and any other Contract materially affecting the operation or value of each of the Properties, and all other information contained in such exhibit is complete and accurate in all material respects. Neither this Agreement, nor any exhibit hereto, nor any information, instrument or document delivered, or to be delivered, to Buyer, or to be made available for its review, contains any untrue statement of a material fact required to be stated therein, or omits any material fact necessary to make the statements therein not misleading, at the time such statement was made. For the period from the date hereof until the date of Closing there shall not have been any material adverse change in the condition, business or prospects, financial or otherwise, of Seller, it being understood and agreed, however, that Seller will continue to drill wells and develop the Properties as a prudent Operator, fulfilling the intent of Buyer and Seller.

(u)    NO AFFILIATE OWNERSHIP. Except for affiliations between WBO, any Osborn family related entity which is an Affiliate (as defined below) of either or both of the parties constituting Seller, and St. Jo Pipeline, Limited, no Affiliate of Seller and no officer, director, shareholder, general partner or member of Seller or any of its Affiliates owns any interest in (i) any of the Properties or (ii) in any of the Lands, Leases or Wells described on Exhibit A. As used in this Agreement, “Affiliate” shall mean, with respect to any party, any individual or entity which directly or indirectly through one or more intermediaries Controls (as defined below), is Controlled by or is under common Control with such party. As used in this Agreement, “Control” shall mean, with respect to any entity, an individual or entity which beneficially owns or holds, directly or indirectly, 50% or more of any class of the voting stock or other equity interests of such entity.

(v)    ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Effective Date the Properties have been operated in the ordinary course of business consistent with past practice and there has not been any

(i)     damage, destruction or loss to any of the Properties in excess of $25,000, whether or not covered by insurance;

(ii)    material business interruption in the use or operation of any of the Properties;

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(iii)   disposition, transfer or abandonment of any of the Properties having a value in excess of $25,000, other than sales of Hydrocarbons from the Properties in the ordinary course of business;

(iv)   known waiver or release of any rights of Seller under any of the Contracts;

(v)    material change in any accounting practice or procedures relating to the Properties;

(vi)   material change in maintenance practices with respect to any of the Properties;

(vii)      material change in purchasing or selling practices with respect to Hydrocarbons produced from the Properties;

(viii)     mortgage, pledge or lien or other encumbrance (other than Permitted Encumbrances) on any of the Properties;

(ix)   material payment or incurrence of any obligation or liability, absolute or contingent, with respect to the Properties, other than current liabilities incurred in the ordinary course of business; or

(x)     agreement or commitment of Seller to do any of the foregoing.

(w)   WELLS.

(i)    All of the Wells have been drilled and completed within the boundaries of the Leases included in the Properties or within the limits otherwise permitted by the Contracts, and by law.

(ii)    All drilling and completion of the Wells and all development and operations of the Properties have been conducted in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any governmental entity.

(iii)   To the best of Seller’s knowledge and belief, no Well is subject to penalties on allowable production because of any overproduction or any other violation of applicable laws, rules, regulations or permits or judgments, orders or decrees of any governmental entity that would prevent any Well from being entitled to its full legal and regular allowable production as prescribed by any governmental entity.

(x)    NO FUNDS IN SUSPENSE. All proceeds from the sale of Hydrocarbons produced from the Properties are currently being paid to Seller and no portion of such proceeds is currently being held in suspense by any purchaser thereof or any other party by whom proceeds are paid except for immaterial amounts.

4.2    BUYER’S REPRESENTATIONS. Buyer represents and warrants to Seller that:

(a)    CORPORATE ORGANIZATION AND QUALIFICATION. Ignis Barnett Shale, LLC is a Texas limited liability company, duly organized, validly existing and in good standing under the laws of the State of Texas.

(b)    AUTHORITY. Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase an interest in the Properties on the terms and conditions described in this Agreement and to perform its other obligations under this Agreement. The consummation of the transaction contemplated by this Agreement will not violate or conflict with (i) any provision of Buyer’s articles of incorporation, charter, bylaws, or other governing documents, (ii) any loan agreement or any other document related to any borrowing or debt of Buyer, or any other agreement or instrument to which Buyer is a party or is bound, or (iii) any judgment, decree, order, statue, rule, requirement or regulation applicable to Buyer, including without limitation any securities or SEC rule requirement or regulation.

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(c)    EXECUTION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered on behalf of Buyer, and at the Closing, all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered. This Agreement does, and such documents and instruments will, constitute legal, valid and binding obligations of Buyer in accordance with their terms, subject, however, to (i) the effects of bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally, and (ii) general equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

(d)    BROKERS’ FEES. Buyer has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees in respect of this transaction for which Seller shall have any responsibility whatsoever; and Buyer hereby indemnifies and holds Seller harmless from and with respect to any such brokers’ or finders’ fees alleged to have been incurred by Buyer.

ARTICLE V
COVENANTS

5.1    COVENANTS OF SELLER. Seller covenants and agrees with Buyer that, prior to Closing:

(a)    CONTINUING OPERATION. Seller will cause the Properties to be produced, maintained and operated in a good and workmanlike manner, will maintain insurance now in force with respect to the Properties, will pay or cause to be paid all costs and expenses incurred in connection therewith, will keep the Leases, Contracts and Easements in full force and effect and will perform and comply with all of the covenants and conditions contained in the Leases, Contracts and Easements. Seller shall keep Buyer fully informed of all material operations conducted on the Properties as Seller continues its drilling program.

(b)    CONTINUING MANAGEMENT. Seller shall carry on its business with respect to the Properties in substantially the same manner as Seller has heretofore and shall not introduce any new method of management, operation or accounting with respect to the Properties.

(c)    LEGAL PROCEEDINGS. Seller shall promptly notify Buyer in writing of any suit, action or other proceeding before any court or governmental body, authority, or agency and any cause of action of which Seller has knowledge that (i) relates to the Properties, (ii) might result in impairment or loss of Seller’s title to any portion of the Properties or the value thereof, (iii) might prevent or delay consummation of the transactions contemplated hereby, or (iv) might otherwise result in a material breach of Seller’s representations and warranties hereunder.

(d)    CONFIDENTIAL INFORMATION. Seller shall exercise all reasonable diligence in safeguarding and maintaining the security of all engineering, geological and geophysical data, reports and maps, and all data in the possession of Seller, relating to the Properties.

(e)    ACCESS TO PROPERTIES. Buyer, the employees and agents of Buyer, and any other persons designated by Buyer, shall have access to the Properties at reasonable times, and under reasonable conditions; provided, however, that any damage to any property of Buyer or its representatives or any injury or death of any individual representing Buyer shall be at Buyer’s sole risk, and Buyer shall indemnify and hold Seller harmless from and with respect to all claims, costs, damages, attorneys fees, litigation expenses and all other expenses related thereto, unless arising out of or related to the gross negligence or willful misconduct of Seller.

(f)     GENERAL COMPLIANCE. Prior to Closing, Seller shall comply in all material respects with all laws, rules, regulations, ordinances and orders of all local, tribal, state, federal and foreign governmental bodies, authorities and agencies having jurisdiction over the Properties.

(g)    CONSUMMATION OF TRANSACTIONS. Seller shall take or cause to be taken all such actions as may be reasonably necessary and advisable to consummate and make effective the sale of an interest in the Properties and the other transactions contemplated by this Agreement.

(h)    INABILITY TO PERFORM. Seller shall promptly notify Buyer (i) if any material representation or warranty of Seller contained in this Agreement is discovered to be or becomes untrue, (ii) if Seller becomes aware of any credible statements or claim that, if true, would cause any material representation or warranty of Seller contained in this Agreement to become untrue, or (iii) if Seller fails to perform or comply with any material covenant or agreement contained in this Agreement, or it is reasonably anticipated that Seller will be unable to perform or comply with any material covenant or agreement contained in this Agreement.

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(i)     CASUALTY LOSS. If, prior to the Closing, all or any material part of the Properties shall be destroyed by fire or other casualty, or if any material part of the Properties shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened, Buyer may elect to terminate this Agreement or proceed to Closing with an appropriate adjustment to the Purchase Price. If Buyer elects to terminate this Agreement, neither Party shall have any further obligation to the other hereunder except for those which expressly survive the termination hereof. If not so terminated, this Agreement shall remain in full force and effect notwithstanding any such destruction or taking.

5.2    COVENANTS OF BUYER. Buyer covenants and agrees with Seller that, prior to the Closing:

(a)    CONSUMMATION OF TRANSACTIONS. Buyer shall take or cause to be taken all such actions as may be reasonably necessary or advisable to consummate and make effective the purchase of an interest in the Properties and the transactions contemplated by this Agreement.

(b)    MAINTENANCE OF INFORMATION. Buyer shall exercise all reasonable diligence in safeguarding and maintaining the security and confidentiality of all engineering, geological, geophysical and land data, reports and maps, and all other data reviewed and/or in the possession of Buyer, relating to the Properties, for the purposes hereof and in accordance with that certain Confidentiality Agreement between Buyer and Seller, dated June 29, 2006.

(c)    INABILITY TO PERFORM. Buyer shall promptly notify Seller (i) if any representation or warranty of Buyer contained in this Agreement is discovered to be, or becomes, untrue, (ii) if Buyer becomes aware of any credible statement or claim that, if true, would cause any representation or warranty of Buyer contained in this Agreement to become untrue, or (iii) if Buyer fails to perform or comply with any covenant or agreement contained in this Agreement, or it is reasonably anticipated that buyer will be unable to perform or comply with any covenant or agreement contained in this Agreement.

ARTICLE VI
CONDITIONS TO CLOSING

6.1    CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction or waiver of the following conditions:

(a)    VALIDITY OF REPRESENTATIONS. All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing.

(b)    COMPLIANCE WITH COVENANTS. Buyer shall have performed and satisfied in all material respects all agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

(c)    PENDING LEGAL PROCEEDINGS. There shall not be pending or instituted, threatened or proposed, any action or proceeding, by any individual or entity other than Seller or an Affiliate or Seller, by or before any court, administration agency, or other tribunal challenging or complaining of, or seeking to collect damages or other relief in connection with the transactions contemplated by this Agreement.

(d)    PROHIBITION OF TRANSACTIONS. No state or federal statue, rule, regulation or action shall exist or shall have been adopted or taken and no judicial or administrative decision shall have been entered (whether on a preliminary or final basis), that would prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement or make illegal the payments due hereunder.

(e)    CONVEYANCES. Exhibits in form acceptable to Seller shall have been prepared to attach to the Assignment (defined in Paragraph 7.3(a)) and other conveyancing documents to be delivered at Closing, which exhibits shall be in a proper form and legally sufficient to convey the Properties to Buyer and shall set forth the specific leasehold interest, and describe the Net Revenue Interest and Working Interest in accordance with this Agreement on a Well-by-Well, Lease-by-Lease or Unit-by-Unit basis.

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6.2    CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction or waiver of the following conditions:

(a)    [INTENTIONALLY DELETED].

(b)    COMPLIANCE WITH COVENANTS. Seller shall have performed and satisfied in all material respects all agreements required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

(c)    PENDING LEGAL PROCEEDINGS. There shall not be pending or instituted, threatened or proposed, any action or proceeding, by any individual or entity other than Buyer or an Affiliate of Buyer, by or before any court, administrative agency, or other tribunal challenging or complaining of, or seeking to collect material damages or other material relief in connection with the transactions contemplated by this Agreement.

(d)    PROHIBITION OF TRANSACTIONS. No state or federal statue, rule, regulation or action shall exist or shall have been adopted or taken and no judicial or administrative decision shall have been entered (whether on a preliminary or final basis), that would prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement or make illegal the payments due hereunder.

(e)    CONVEYANCES. Exhibits in form acceptable to Buyer shall have been prepared to attach to the Assignment and other conveying documents to be delivered at Closing, which exhibits shall be in a proper form and legally sufficient to convey the Properties to Buyer and shall set forth the specific leasehold interest, subject to documents and encumbrances permitted hereunder and the Net Revenue Interest and Working Interest in accordance with this Agreement on a Well-by-Well, Lease-by-Lease, or Unit-by-Unit basis.

(f)     NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the physical condition of the Properties, since the date of this Agreement, it being understood that the current drilling program will continue.

If the conditions set forth in this Section 6.2 have not been satisfied as of the date of the Closing, Buyer shall have the right to terminate this Agreement by notice delivered to Seller on the day of the Closing or on the next business day following the scheduled day of the Closing, in which event the Earnest Money shall be returned to Buyer and neither party shall be further obligated to the other, except for obligations which expressly survive the termination of this Agreement. Seller’s obligation to return the Earnest Money shall survive the termination of this Agreement.

ARTICLE VII
CLOSING

7.1    DATE OF CLOSING. The Closing (“Closing”) shall occur at 10:00 a.m., Central Daylight Savings Time (or Standard Time, as the case may then be) on October 31, 2006; provided, however that Buyer shall have the right to extend the date of the Closing one time by up to an additional fifteen (15) days, by notice delivered to Seller on or before October 27, 2006, accompanied by Buyer’s deposit with Seller of the additional amount (i.e., additional to the original amount of $50,000.00 delivered as Earnest Money pursuant to Section 2.1[a]) of Fifty Thousand ($50,000.00) Dollars, which amount shall become part of the Earnest Money.

7.2    PLACE OF CLOSING. The Closing shall be in the offices of W. B. Osborn Oil & Gas Operations, at 1250 N.E. Loop 410, Suite 600, San Antonio, Texas 78209, or another place mutually agreeable to Buyer and Seller.

7.3    CLOSING OBLIGATIONS. At the Closing, the following shall occur:

(a)    EXECUTION OF TRANSFER DOCUMENTS. Seller shall execute, acknowledge and deliver an Assignment, Bill of Sale and Conveyance (“Assignment”), on the form attached hereto as Exhibit “E”, conveying title to a forty-five percent (45%) interest in the Properties to Buyer, free and clear of all liens, encumbrances and burdens except for the Permitted Encumbrances. The Assignment shall be effective as of the Effective Date, with no warranty by Seller, either express or implied, as to title or any other matter.

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(b)    DELIVERY OF FUNDS. Buyer shall deliver the Seventeen Million Six Hundred Thousand ($17,600,000.00) Dollars portion of the Purchase Price (adjusted as set forth herein) to Seller by either cashier’s check, certified check or wire transfer to an account designated by Seller or other immediately available funds in the amount of the Purchase Price, as adjusted hereunder pursuant to Paragraph 2.1 and Paragraph 3.4.

(c)    SCHEDULE OF LIABILITIES. Seller shall deliver to Buyer a Settlement Statement listing the adjustments made under Paragraph 7.3 (b).

(d)    RELEASE OF LIENS. All liens affecting Buyer’s purchased interest in the Properties and securing unpaid indebtedness of Seller (if any) shall be released at Seller’s expense by the execution, acknowledgment and delivery of such instruments as are reasonably satisfactory to Buyer.

(e)    POSSESSION OF PROPERTIES. Seller shall retain possession of the Properties, and continue as Operator pursuant to this Agreement and the exhibits hereto.

(f)     COPIES OF FILES. Seller shall deliver to Buyer copies of such documents in Seller’s files and records relating to the Properties, as may be requested by Buyer.

(g)    FURTHER ASSURANCES. At the Closing, the Parties hereto shall execute, acknowledge and deliver such other instruments, and shall take such other action as may be necessary, to carry out the obligations under this Agreement, including, but not limited to, the instruments attached as Exhibits “B”, “B-1”, “C” and “D”, and Letters In Lieu of Transfer Orders for revenue payment purposes.

7.4    DEFAULT. IF THE PURCHASE AND SALE OF THE PROPERTIES IS NOT COMPLETED AS CONTEMPLATED HEREIN BY REASON OF ANY MATERIAL BREACH OR DEFAULT OR FAILURE TO PROCEED BY SELLER, BUYER SHALL HAVE THE OPTION TO EITHER (i) TERMINATE THIS AGREEMENT AND RECEIVE ALL EARNEST MONEY THERETOFORE DEPOSITED WITH SELLER, OR (ii) ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT, BUYER HEREBY WAIVING ALL OTHER REMEDIES WHETHER AT LAW OR IN EQUITY. IF THE PURCHASE AND SALE OF THE PROPERTIES IS NOT COMPLETED AS CONTEMPLATED HEREIN BY REASON OF ANY MATERIAL BREACH OR DEFAULT OR FAILURE TO PROCEED BY BUYER, SELLER MAY, AS SELLER’S SOLE REMEDY FOR ANY SUCH BREACH, DEFAULT OR FAILURE TO PROCEED, TERMINATE THIS AGREEMENT AND RETAIN ALL EARNEST MONEY THERETOFORE DEPOSITED WITH SELLER AS LIQUIDATED DAMAGES FOR SUCH BREACH, DEFAULT OR FAILURE TO PROCEED, SELLER HEREBY WAIVING (SUBJECT TO SECTION 7.6, BELOW) ALL OTHER REMEDIES WHETHER AT LAW OR IN EQUITY. FURTHERMORE, IF BUYER TERMINATES THIS AGREEMENT FOR ANY REASON OR FOR NO REASON AT ALL, AND IF THIS AGREEMENT DOES NOT GIVE BUYER THE EXPRESS RIGHT TO A RETURN OF THE EARNEST MONEY IN THE EVENT OF SUCH TERMINATION, SUCH TERMINATION SHALL BE DEEMED A FAILURE TO PROCEED BY BUYER AS SET FORTH IMMEDIATELY ABOVE AND SELLER MAY RETAIN THE EARNEST MONEY AS PROVIDED BELOW.

7.5    STIPULATION AS TO LIQUIDATED DAMAGES. Seller and Buyer stipulate and agree (i) that, due to the unique character of oil and gas property, to the volatility of the oil and gas market, to the fluctuating value of oil and gas, and to other factors, just compensation for the harm that would be caused by the Buyer’s default cannot be accurately estimated or would be very difficult to accurately estimate and that the Earnest Money is a reasonable forecast of just compensation to Seller for the harm that would be caused by Buyer’s default, (ii) that the reasonable forecast has been made specific to the transaction contemplated hereby, and (iii) that the liquidated damages are not, and are not intended as, a penalty. The provisions of this stipulation and agreement shall survive the termination of this Agreement.

7.6    SELLER’S RIGHT TO ASSERT COUNTERCLAIM. In the event Buyer exercises its right under Section 7.4, above, to sue for specific performance, Seller shall have the right, notwithstanding any other provision in this Article VII to the contrary, to bring and assert any counterclaim against Buyer to recover actual, direct damages (but neither party may assert against the other party indirect, consequential, multiple, punitive, or exemplary damages, whether allowed by statute or under the common law) incurred by Seller and caused by or resulting from Buyer’s default hereunder.

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ARTICLE VIII
OBLIGATIONS AFTER CLOSING

8.1    AD VALOREM TAXES, SALES TAXES AND RECORDING FEES.

(a)    AD VALOREM TAXES. As provided in Paragraph 1.4(c) hereinabove, ad valorem property taxes, real property taxes, personal property taxes and similar obligations with respect to the Properties for the tax period in which the Effective Date occurs shall be paid by WBO for the joint account of Buyer and Seller and shall be apportioned as of the Effective Date between Seller and Buyer WBO also shall file or cause to be filed all required reports and returns incident to such taxes, and shall supply Buyer with copies of the filed reports and proof of payment promptly after filing and paying them. Buyer shall reimburse to Seller, promptly upon receipt of Seller’s invoice therefor Buyer’s prorata (forty-five percent 45%) share of such taxes attributable to periods beginning with the Effective Date, pursuant to Paragraph 1.4(c) hereinabove.

(b)    SALES TAXES. Buyer shall be liable for any sales tax or any other transfer tax or fee arising out of Buyer’s purchase of the interest in the Properties, including the personalty contained therein, and Buyer shall indemnify and hold Seller harmless with respect thereto. If Seller is required by applicable state law to report and pay any such taxes and/or fees, Buyer shall, upon Seller’s presentation of an invoice, promptly pay same to Seller.

(c)    RECORDING FEES. Seller shall pay all recording fees required in connection with releasing liens or other encumbrances on the Properties in accordance with this Agreement. Buyer shall pay all required documentary, filing and recording fees, taxes, and all other costs incurred and/or required in connection with the filing and recording of the Assignment.

8.2    SETTLEMENT FOR INTERIM PERIOD REVENUES AND LIABILITIES, AND OTHER ADJUSTMENTS. To the extent necessary and within sixty (60) days after the Closing, Seller shall prepare, in accordance with this Agreement and with standard industry practice, and deliver to Buyer, a final accounting statement showing the proration of credits and payment obligations of Buyer and Seller. As soon as reasonably practicable thereafter, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes to be made to such statement. The Parties shall use their best efforts to reach agreement on such final statement within ninety (90) days after the date of Closing (as defined in Paragraph 7.1), and to make such payments as may be required pursuant thereto. Furthermore, any post-closing adjustments in Buyer’s favor to which Buyer is entitled pursuant to Article III, above, shall be made from time to time after the Closing as necessary to ensure compliance with Article III; provided, however, that the provisions of this Section 8.2 shall not be construed to enlarge the rights given to Buyer under Article III. Seller shall pay to Buyer, unless Buyer and Seller make other provisions therefor, the amount of such post-closing adjustments pursuant to Article III to which Buyer is entitled, and such payment shall be made by Seller to Buyer within ten (10) days following Buyer’s written request therefor. The provisions of this Section 8.2 shall survive the Closing.

8.3    FURTHER ASSURANCES. After Closing, Buyer and Seller shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and shall take such other action as may be reasonably necessary or desirable to carry out their respective obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereto. Without limiting the generality of the foregoing, (i) should either Seller or Buyer receive revenues to which the other is entitled, then such revenues shall be paid over to the appropriate Party within thirty (30) days of receipt thereof, and (ii) should either Seller or Buyer pay for costs and expenses for which the other is responsible, then the responsible Party shall reimburse the other Party within thirty (30) days of the date the responsible Party receives an invoice for such costs and expenses.

8.4    SURVIVAL. The provisions of this Article VIII shall survive the Closing.

ARTICLE IX
INDEMNITIES OF SELLER

Seller shall indemnify, defend and hold Buyer, its members, and their respective officers, directors, employees, agents, representatives, members, shareholders, affiliates and subsidiaries harmless from and against, and will pay to Buyer the amount of, any damage, loss, liability or expense (including, but not limited to, reasonable attorneys fees, litigation and court costs, and reasonable costs of investigating any claim) resulting from, arising out of or relating to the Retained Obligations. The provisions of this Article IX shall survive the Closing.

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ARTICLE X
TERMINATION OF AGREEMENT

10.1      TERMINATION. This Agreement and the transactions contemplated hereby may be terminated in the following instances:

(a)    By Buyer in accordance with Paragraph 3.6;

(b)    By Buyer in accordance with Paragraph 5.1(i);

(c)    By Buyer if any condition set forth in Paragraph 6.2 shall not have been satisfied or waived on or before Closing;

(d)    By Seller if any condition set forth in Paragraph 6.1 shall not have been satisfied or waived on or before Closing; or

(e)    By the mutual written agreement of Buyer and Seller.

This Agreement shall terminate without any further action by Seller or Buyer if the Closing has not occurred on or before November 15, 2006, unless the date of such Closing shall have been extended by a written agreement of all of the Parties hereto, provided, however, that the Parties’ remedies for breach of, or failure to consummate this Agreement shall survive such termination.

10.2     LIABILITIES UPON TERMINATION. If this Agreement is terminated for any reason or is breached, nothing contained herein shall be construed to limit Buyer’s right to enforce specific performance of this Agreement.

10.3      RETURN OF INFORMATION. If this Agreement is terminated in accordance with the terms of this Agreement, Buyer shall return to Seller all information and material provided by Seller to Buyer pursuant to this Agreement, and Buyer shall exercise all reasonable diligence in maintaining the confidentiality of such information. In addition, Buyer shall provide to Seller, without cost, copies of any analyses or reports obtained by Buyer pertaining to any assessment of the Properties.

ARTICLE XI
MISCELLANEOUS

11.1      SURVIVAL OF AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement or in the Assignment, Seller and Buyer agree that none of the terms and provisions of this Agreement are superseded, diminished or enlarged by any of the terms of the Assignment.

11.2      NOTICES. All communications required or permitted under this Agreement shall be in writing, and any communication or delivery hereunder shall be deemed to have been duly made if (i) delivered by messenger or express mail service, (ii) sent by telecopier, telex, fax, or similar device (with confirmation of receipt by telecopier sent within thirty minutes of completion of transmission with the result that if there is no such confirmation of receipt by telecopy, the original notice sent by telecopier shall not be deemed effective notice), (iii) sent by email, or (iv) mailed by registered mail or certified mail, return receipt requested, postage prepared and addressed to the noticed Party as set forth below:

IF TO SELLER:

W. B. Osborn Oil & Gas Operations
Attn: Mr. Rex Bourland
P.O. Box 8C
San Antonio, Texas 78217
FAX: (210) 826-7318
Email: rexb@wbosborn.com

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With a copy (which shall not be deemed to be notice to Seller) to:

R. H. Tibaut Bowman, P. C.
1250 NE Loop 410, Suite 900
San Antonio, Texas 78209
FAX: (210) 826-5475
Email: rhtblaw@aol.com

IF TO BUYER:

Ignis Barnett Shale, LLC
Attn: Michael P. Piazza
100 Crescent Court, 7th Floor
Dallas, TX 75201
FAX: (214) 459-3101
Email: mpp@ignispetro.com

With a copy (which shall not be deemed to be notice to Buyer) to:

Douglas W. Clayton
Cantey & Hanger, L.L.P.
801 Cherry Street, Suite 2100
Fort Worth, Texas 76102
FAX: (817) 877-2807
Email: dclayton@cantyhanger.com

Any such notice shall be deemed to have been given by the sending Party upon the receipt of such notice by the other Party; provided, however, notices mailed in accordance with this Section 11.2 shall be deemed given on the earlier to occur of (i) actual receipt or (ii) the third (3rd) day following the day of posting. Either Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

11.3     EXPENSES. Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, but not limited to, legal, accounting and engineering fees, costs and expenses, and any brokerage or commission incurred by a Party.

11.4     AMENDMENT. This Agreement may not be altered or amended, nor any rights hereunder be waived, except by an instrument in writing executed by the Party or Parties to be charged with such amendment or waiver. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

11.5     ASSIGNMENT. Neither Buyer nor Seller may assign its rights or delegate its duties or obligations under the terms of this Agreement without the prior written consent of the other Party; provided, however, Buyer may assign all or any portion of its rights and delegate all or any portion of its duties and obligations under this Agreement to any Affiliate (as defined in Section 11.10 below) of Buyer without obtaining Seller’s prior written consent, provided that such Affiliate assumes and agrees to be bound by the provisions of this Agreement. Any such assignee of Buyer shall execute and acknowledge all instruments to be delivered by Buyer at the Closing in lieu of Buyer.

11.6      ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto state the entire agreement between the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior letters of intent, amendments and understandings relating to such subject matter.

11.7     EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts with the same effect as if all signatures of the Parties hereto were on the same document, but in such event each counterpart shall constitute an original, and all of such counterparts shall constitute one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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11.8      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

11.9          INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

11.10    REFERENCES. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations. As used in this Agreement, (i) “Party” shall mean any natural person, corporation partnership, trust estate or other entity; and (ii) the “Affiliate” of a Party shall mean any partnership, joint venture, corporation or other entity in which such Party has an interest or which controls, is controlled by or is under common control with such Party.

11.1     PARTIES IN INTEREST. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and, except as otherwise prohibited, their respective successors and assigns, and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

11.12    CAPTIONS AND HEADINGS. All captions and headings herein are used solely for the reference and convenience of the Parties and shall not affect the construction of this Agreement.

ARTICLE XII
PREFERENTIAL RIGHT TO PURCHASE

12.1     BUYER’S PREFERENTIAL RIGHT TO PURCHASE. Following Closing, should either of the parties constituting Seller receive an offer to purchase all or any part of its interest in the Properties, which offer it is prepared to accept, it shall promptly give written notice to Buyer, with full information concerning the proposed disposition, which shall include the name and address of the prospective transferee, the purchase price, a legal description sufficient to identify the interest in the Properties desired to be sold, and all other material terms of the offer. Buyer shall have an optional prior right, for a period of thirty (30) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which the other party constituting Seller desires to sell. This preferential right to purchase shall not apply to (i) a mortgage or a transfer of title to a mortgagee in lieu of or pursuant to a foreclosure of a mortgage, or (ii) any transfer to an Affiliate of Seller or by an Affiliate of Seller to any other Affiliate of Seller; but the preferential right to purchase shall apply to (A) a disposition of an interest in the proposed transferor by merger, reorganization, or consolidation, (B) a sale of stock, membership interests, limited partnership interests, general partnership interests, or other entity interests in the transferor, and (iii) a transfer of an interest in the Properties to a subsidiary or parent company or to a subsidiary of a parent company, or to any company to which the transferor party owns a majority of the equity interests. The parties intend that this preferential right shall apply to any proposed disposition by either of the parties constituting Seller of all or any part of its interest in the Properties, regardless if such disposition is intended to be effected as an asset sale, sale of stock, membership interest, limited partnership interest, general partnership interest, or other entity interest, or merger, reorganization, or consolidation. Notwithstanding the above, Buyer’s preferential right shall never apply to any transfer by Seller to an Affiliate of Seller or by any Affiliate of Seller to any other Affiliate of Seller. This right of Buyer shall be reoccurring from time to time as to all or any part of the interest in the Properties owned as of the Closing by either of the parties constituting Seller. Should Buyer elect to not exercise its preferential right as to a specific offer, but the transaction contemplated by the offer is not consummated, Buyer’s preferential right shall again apply to any future offers received by either of the parties constituting Seller covering all or any part of an interest in the Properties.

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12.02   WBO’S PREFERENTIAL RIGHT TO PURCHASE. Following Closing, should Buyer receive an offer to purchase all or any part of its interest in the Properties, which offer it is prepared to accept, it shall promptly give written notice to WBO, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee, the purchase price, a legal description sufficient to identify the interest in the Properties desired to be sold, and all other material terms of the offer. WBO shall have an optional prior right, for a period of thirty (30) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which Buyer desires to sell. This preferential right to purchase shall not apply to (i) a mortgage or a transfer of title to a mortgagee in lieu of or pursuant to a foreclosure of a mortgage, or (ii) any transfer to an Affiliate of Buyer or by an Affiliate of Buyer to any other Affiliate of Buyer; but the preferential right to purchase shall apply to (A) a disposition of an interest in the proposed transferor by merger, reorganization, or consolidation, (B) a sale of stock, membership interests, limited partnership interests, general partnership interests, or other entity interests in the transferor, and (iii) a transfer of an interest in the Properties to a subsidiary, or to any company to which the transferor party owns a majority of the equity interests. The parties intend that this preferential right shall apply to any proposed disposition by Buyer of all or any part of its interest in the Properties, regardless if such disposition is intended to be effected as an asset sale, sale of stock, membership interest, limited partnership interest, general partnership interest, or other entity interest, or merger, reorganization, or consolidation (except for a disposition to a parent company or to a subsidiary of a parent company). Notwithstanding the above, Seller’s preferential right shall never apply to any transfer by Buyer to an Affiliate of Buyer or by any Affiliate of Buyer to any other Affiliate of Buyer. This right of WBO shall be reoccurring from time to time as to all or any part of the interest in the Properties owned as of the Closing by Buyer. Should WBO elect to not exercise its preferential right as to a specific offer, but the transaction contemplated by the offer is not consummated, WBO’s preferential right shall again apply to any future offers received by Buyer covering all or any part of an interest in the Properties.

12.03    SURVIVAL.  The provisions of this Article XII shall survive the Closing.

12.04    CONSTRUCTIVE NOTICE. At Closing, Seller and Buyer shall execute in recordable form and thereafter file for record in the offices of the County Clerks of Montague and Cooke Counties, Texas, a memorandum, in such form as is reasonably acceptable to Seller and Buyer, placing the public on constructive notice of the preferential rights granted in this Article XII.

EXECUTED on the dates set forth below.

SELLER:

W. B. OSBORN OIL & GAS OPERATIONS, LTD.
d/b/a W.B. Osborn Oil & Gas Operations, and
ST. JO PIPELINE, LIMITED
By WBO III, Inc., their General Partner

By: /s/ W.B. Osborn III
Attest:	Name: W. B. Osborn III
Title: President
Date: 9/28/06

BUYER:

IGNIS BARNETT SHALE, LLC

By: /s/ Michael P. Piazza
Attest:	Name: Michael P. Piazza
Title: President
Date: 9/27/06

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